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                                                                    EXHIBIT 11.1

                       THE COAST DISTRIBUTION SYSTEM, INC.

                    Computation of Earnings (Loss) Per Share
                           Quarter Ended September 30,

                    2000
                    ----
                                                        Income/(Loss)         Shares           Per-Share
                                                         (Numerator)       (Denominator)        Amount
                                                        -------------      -------------       ---------

Net loss                                                 $(957,000)
                                                         =========
Net loss attributable to common shareholders             $(957,000)
                                                         =========
Basic and diluted loss per share                         $(957,000)          4,330,654          $  (0.22)
                                                         =========           =========          ========

                    1999
                    ----
                                                        Income/(Loss)         Shares           Per-Share
                                                         (Numerator)       (Denominator)        Amount
                                                        -------------      -------------       ---------
Net loss                                                 $(163,000)
Dividends paid on preferred stock of subsidiary             (1,000)
                                                         ---------
Net loss attributable to common shareholders             $(164,000)
                                                         =========
Basic and diluted loss per share                         $(164,000)          4,440,464          $  (0.04)
                                                         =========           =========          ========

                    Computation of Earnings (Loss) Per Share
                         Nine Months Ended September 30,

                    2000
                    ----
                                                        Income/(Loss)         Shares           Per-Share
                                                         (Numerator)       (Denominator)        Amount
                                                        -------------      -------------       ---------
Net loss                                                 $  (233,000)
Dividends paid on preferred stock of subsidiary               (1,000)
                                                         -----------
Net loss attributable to common shareholders             $  (234,000)
                                                         ===========
Basic and diluted loss per share                         $  (234,000)        4,324,057          $  (0.05)
                                                         ===========         =========          ========

                    1999
                    ----
                                                        Income/(Loss)         Shares           Per-Share
                                                         (Numerator)       (Denominator)        Amount
                                                        -------------      -------------       ---------
Net income                                               $ 1,332,000
Dividends paid on preferred stock of subsidiary               (5,000)
                                                         -----------
Net income available to common shareholders              $ 1,327,000
                                                         ===========
Basic and diluted income per share                       $ 1,327,000         4,733,889          $   0.28
                                                         ===========         =========          ========